Southwest Georgia Financial Corporation
201 First Street S.E.
Moultrie, GA  31768
PH:  (229) 985-1120   FX:  (229) 985-0251

News Release
INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
gkirkland@sgfc.com

For Immediate Release

             Southwest Georgia Financial CEO Provides Outlook
                      at Shareholders' Annual Meeting

MOULTRIE, GEORGIA, May 26, 2004 -- Southwest Georgia Financial Corporation (AMEX: SGB), the parent company of Southwest Georgia Bank, a community bank serving Colquitt County, Georgia and surrounding regions, announced that DeWitt Drew, President and CEO of Southwest Georgia Financial, commented on the earnings and the integration of its recent acquisition of Sylvester Banking Company during his comments at the Annual Meeting of Shareholders held yesterday.

Mr. Drew commented, "During the second quarter, we should complete the migration of the Sylvester operation into our systems. There will be additional nonrecurring expenses during the second quarter, however, by the third quarter those expenses should be behind us and we should return to the profitability levels to which our shareholders have become accustomed."
The acquisition of the Sylvester Banking Company closed on February 27, 2004. Southwest Georgia Financial reported on April 27, 2004, first quarter earnings of $.41, up 20.6 percent from the prior year.

He went on to say, "To be successful, we have to continue to improve our ability to deliver products effectively to our customers. Financial products have to be delivered timely, competently and at a profit. Mr. Drew commented on the potential for the Company to expand geographically. He stated, "We will continue to look for opportunities to expand, and we will continue to be disciplined. We will not sacrifice the long term value of our shareholders' investment just to be bigger. It is our desire that the value of this company be driven by its profitability rather than by volume alone."

At the Annual Meeting the shareholders elected nine directors. John H. Clark, Cecil H. Barber, G. DeWitt Drew, Michael J. McLean, Richard L. Moss, Roy H. Reeves, Johnny R. Slocumb, Violet K. Weaver, and C. Broughton Williams, Jr. were all elected for additional terms.

ABOUT SOUTHWEST GEORGIA FINANCIAL CORPORATION

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $297 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County, Thomas County, and Worth County, and automated teller machine (ATM) facilities conveniently located in the surrounding cities of Doerun, Newton, and Pavo, as well as the main office. The bank provides, in addition to conventional banking services, investment planning and management, trust management, mortgage
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Southwest Georgia Financial CEO Provides Outlook at
Shareholders' Annual Meeting
May 26, 2004
Page 2

banking and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which has offices in Colquitt and Mitchell Counties. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

                                 - MORE -

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: the ability of the bank to manage the interest rate environment, overall economic conditions, customer preferences, the impact of competition, the ability to execute the strategy for growth, the effective integration of the acquisition and other factors which are described in the Company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise
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